EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

NAME:  Mitsui & Co. Venture Partners II, L.P.

ADDRESS  200 Park Avenue, 36th Floor, N.Y., N.Y. 10166

DESIGNATED FILER:  Mitsui & Co. Venture Partners II, L.P.

ISSUER & TICKER SYMBOL:  MicroMed Cardiovascular, Inc. [MMCV.OB]

DATE OF EVENT REQUIRING STATEMENT:  8/10/05

Signature:	/s/ Koichi Ando
Authorized Signor

NAME:  Mitsui & Co. Venture Partners, Inc.

ADDRESS:  200 Park Avenue, 36th Floor, N.Y., N.Y. 10166

DESIGNATED FILER:  Mitsui & Co. Venture Partners II, L.P.

ISSUER & TICKER SYMBOL:  MicroMed Cardiovascular, Inc. [MMCV.OB]

DATE OF EVENT REQUIRING STATEMENT:

Signature:	/s/ Koichi Ando
Authorized Signor

NAME:  Mitsui & Co., Ltd

ADDRESS:  2-1, Ohtemachi 1-Chome, Chiyoda-ku, Tokyo, Japan

DESIGNATED FILER:  Mitsui & Co. Venture Partners II, L.P.

ISSUER & TICKER SYMBOL:  MicroMed Cardiovascular, Inc. [MMCV.OB]

DATE OF EVENT REQUIRING STATEMENT:  8/10/05

Signature:	/s/ Minoru Nishimura
Authorized Signor